Exhibit 4.8

1 IMPORTANT – THIS DOCUMENT IS OF VALUE, IS NEGOTIABLE AND REQUIRES YOUR IMMEDIATE ATTENTION. This document is intended only for use by eligible U.S. or Canadian persons in connection with the Rights Issue in the United States and Canada and must not be used by any person with a registered address, located or resident outside the United States and Canada. The offer contained herein expires at 11:59pm (UK time) on Wednesday, 2 October 2013. This entire document must be presented when payment is made. US holders of ordinary shares (“Ordinary Shares”) in Barclays PLC (the “Company” or “Barclays”) should read this Provisional Allotment Letter (“PAL”) in conjunction with the prospectus relating to the Company dated 16 September 2013 (the “Prospectus”) contained in the registration statement on Form F-3 (File No. 333-173886) that has been filed with the Securities and Exchange Commission (the “SEC”) and is available free of charge on Barclays’ website at Barclays.com/rightsissue. Canadian holders of Ordinary Shares in Barclays should read this PAL in conjunction with the Canadian offering memorandum (the “Canadian Offering Memorandum”), which includes the Prospectus and additional Canadian disclosure. Copies of the Prospectus are available free of charge on the SEC’s website at www.sec.gov or by accessing Barclays’ website at Barclays.com/rightsissue. Copies of the Prospectus and Canadian Offering Memorandum, as applicable, may also be obtained by contacting D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, +1 (800) 269-6427 (toll free in the U.S. or Canada) or +1 (212) 269-5550 (call collect from outside the U.S. and Canada). Shareholders should read the Prospectus or Canadian Offering Memorandum, as applicable, carefully before deciding whether to take up their rights to Ordinary Shares, nil paid (“Nil Paid Rights”) to which they are entitled or to take any other action relating to the Rights Issue. Save where the context requires otherwise, words and expressions defined in the Prospectus shall have the same meaning in this PAL. Barclays PLC (incorporated and registered in England and Wales with Registered No. 48839) 1 for 4 Rights Issue of 3,219,067,868 New Ordinary Shares at 185 pence per New Ordinary Share payable in full on acceptance no later than 11.59pm (UK time) on Wednesday, 2 October 2013 PLEASE READ THE PROSPECTUS AND ACCOMPANYING ‘BARCLAYS PLC RIGHTS ISSUE – YOUR QUESTIONS ANSWERED’ BOOKLET FOR INFORMATION ON COMPLETING THIS FORM. YOUR CHOICES INCLUDE THE FOLLOWING: Shareholder Reference Number Allotment Number Your telephone number in case we need to contact you (including country code) BOX 1 Your shareholding at close of business (UK time) on Friday, 13 September 2013 BOX 2 The number of New Ordinary Shares provisionally allotted to you BOX 3 The amount you must pay at 185 pence per New Ordinary Share to take up all of your Rights Please write the cheque/banker’s draft details (sort code and cheque/banker’s draft number) in the section here. Sort Code Cheque/bankers draft No. CHOICE (A) TAKE UP ALL OF YOUR RIGHTS – The deadline for taking up this Choice is 11.59pm (UK time) on Wednesday, 2 October 2013 1. Tick BOX A. 2. Provide a cheque or banker’s draft drawn from a UK clearing bank in pounds sterling made payable to ‘Barclays PLC Rights Issue’ for the amount set out in Box 3 above. Please write your Allotment Number (see above) and surname on the back of the cheque/bankers draft and the cheque/bankers draft details in the boxes below. 3. You must submit one cheque/banker’s draft per PAL and return it together with this PAL in the reply paid envelope provided. BOX A CHOICE (B) TAKE UP SOME OF YOUR RIGHTS – The deadline for taking up this Choice is 11.59pm (UK time) on Wednesday, 2 October 2013 1. Tick BOX B. 2. Write in the Boxes opposite the number of New Ordinary Shares you wish to acquire and the amount payable (at 185 pence per share). 3. All holders should sign and date Form X on Page 4 of this PAL. 4. Provide a cheque or banker’s draft drawn from a UK clearing bank in pounds sterling made payable to ‘Barclays PLC Rights Issue’ for the amount set out in the Box opposite. Please write your Allotment Number (see above) and surname on the back of the cheque/banker’s draft and the cheque/banker’s draft details in the boxes below. 5. You must submit one cheque/banker’s draft per PAL and return it together with this PAL in the reply paid envelope provided. Number of New Ordinary Shares you wish to acquire: Amount enclosed (at 185 pence per New Ordinary Share): £ BOX B U.S./CANADA PROVISIONAL ALLOTMENT LETTER Equiniti Financial Services Limited is registered in England and Wales with No. 6208699 and is authorized and regulated by the Financial Conduct Authority No. 468631. Registered Office: Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA United Kingdom. Barclays PLC. Registered in England. Registered No. 48839. Registered Office: 1 Churchill Place, London E14 5HP. Helpful information about the BARCLAYS PLC Rights Issue Please read the enclosed “Barclays PLC Rights Issue—Your Questions Answered (United States, Canada and ADSs)” booklet for more information on the Rights Issue. If you have any questions, please contact D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, +1 (800) 269-6427 (toll free in the U.S. and Canada) or +1 (212) 269-5550 (call collect from outside the U.S. and Canada) (lines open 9.00am to 9.00pm (New York City time) Monday to Friday). The operators can advise you on the choices that are available to you and the actions you should take once you have decided what you wish to do, but they cannot provide advice on the merits of the Rights Issue nor give financial, tax, investment or legal advice. The times and dates referred to in this PAL are indicative only and may be subject to change.

2 Dear Shareholder, 1. PROVISIONAL ALLOTMENT Subject to and in accordance with the terms and conditions of this Provisional Allotment Letter (“PAL”) and the Prospectus and subject to the articles of association of the Company, you have been provisionally allotted the number of New Ordinary Shares set out in Box 2 on page 1 of this PAL. New Ordinary Shares have been provisionally allotted to Shareholders on the basis of 1 New Ordinary Share for every 4 Existing Ordinary Shares held and registered in the name of the Shareholder at close of business (UK time) on Friday, 13 September 2013. Fractions of New Ordinary Shares have not been allotted and entitlements have been rounded down to the next lowest whole number of New Ordinary Shares. You have the right to subscribe for the New Ordinary Shares provisionally allotted to you at a price of 185 pence per New Ordinary Share, payable in full on acceptance, in the manner set out in note 3 below, by no later than 11.59pm (UK time) on Wednesday, 2 October 2013. You may, subject to note 11 on page 3, accept all or any number of the New Ordinary Shares offered to you hereunder or dispose of your right to all or any of them. No dealings may occur until admission of the New Ordinary Shares to the Official List of the UK Financial Conduct Authority and to trading on the London Stock Exchange (“Admission”). If Admission has not occurred by 8.00am (UK time) on Thursday, 3 October 2013 or, in certain circumstances described in the section entitled “Description of the Offering—Section A. Subscription by Holders of Ordinary Shares—Conditions of the Rights Issue” of the Prospectus, by Thursday, 7 November 2013, this document will cease to be valid and will be of no effect. 2. DIVIDEND RIGHTS The New Ordinary Shares will, when issued and fully paid, rank equally in all respects with the Existing Ordinary Shares of the Company, including the right to receive all dividends or other distributions made, paid or declared after the date of the issue. 3. ACCEPTANCE AND PAYMENT You may accept all or any of the New Ordinary Shares offered to you. Except as provided in note 11 on page 3, persons wishing to accept the provisional allotment of all of the New Ordinary Shares to which they are entitled should tick Choice (A) on page 1 of this PAL and return the whole of this PAL, together with a cheque or banker’s draft in pounds sterling for the full amount payable shown in Box 3 on page 1, by post or by hand (during normal business hours only other than on Wednesday, 2 October 2013) to The Registrar to Barclays, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA so as to arrive as soon as possible and in any event so as to be received no later than 11.59pm (UK time) on Wednesday, 2 October 2013, being the latest time and date for acceptance and payment in full. A reply-paid envelope is enclosed for the purpose of lodging this PAL by post. If requested, by indicating in Box 4 on page 4 of this PAL, this PAL duly receipted, will subsequently be returned to the first named registered holder (or to the person validly detailed in Box 5 on page 4). Return of the PAL with payment in full will constitute acceptance of the provisional allotment upon the terms and subject to the conditions in the Prospectus and this PAL and subject to the articles of association of the Company. Save as stated in the Prospectus, if this PAL accompanied by payment in full for the New Ordinary Shares provisionally allotted has not been received by 11.59pm (UK time) on Wednesday, 2 October 2013, whether from the original allottee or any other person in whose favour the rights have been renounced, this provisional allotment will be deemed to have been declined and will lapse. In these circumstances such entitlements will be subject to the provisions of the section entitled “Description of the Offering—Section A. Subscription by Holders of Ordinary Shares—Unexercised Ordinary Share Rights” of the Prospectus on the basis set out in note 5 below. The Company may elect, but shall not be obliged, to treat as valid PALs and accompanying remittances for the full amount due which are received prior to 11.59pm (UK time) on Thursday, 3 October 2013. The Company may (in its sole discretion) treat a PAL as valid and binding on the person(s) by whom or on whose behalf it is lodged even if it is not completed in accordance with the relevant instructions or not accompanied by a valid power of attorney where required. The Company, the Banks, Equiniti Financial Services Limited and their agents may each in their sole discretion interpret instructions (including handwritten markings) on this PAL, and shall not be responsible for any loss or damage (whether actual or alleged) arising from the exercise of such discretion. If you wish to take up only part of your entitlement, you should tick Choice (B) on page 1 of this PAL and sign and date Form X on page 4. You should return the whole of this PAL, together with a cheque or banker’s draft in pounds sterling for the amount payable for the rights you wish to take up (at 185 pence per New Ordinary Share), by post or by hand (during normal business hours only other than on Wednesday, 2 October 2013) to The Registrar to Barclays, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA so as to arrive as soon as possible and in any event so as to be received no later than 11.59pm (UK time) on Wednesday, 2 October 2013. Immediately after 11.59pm on such date, the remainder of your rights will be deemed to have been declined and will lapse. In these circumstances such entitlements will be subject to the provisions of the section entitled “Description of the Offering—Section A. Subscription by Holders of Ordinary Shares—Unexercised Ordinary Share Rights” of the Prospectus on the basis set out in note 5 below. Alternatively if you wish to transfer the remainder of the rights to New Ordinary Shares, you should apply for split PAL(s) by no later than 3.00pm (UK time) on Monday, 30 September 2013 in accordance with the instructions in note 2 on page 3 of this PAL. All payments made must be made in pounds sterling by cheque or banker’s draft and should be made payable to ‘Barclays PLC Rights Issue’ and crossed “A/C payee only”. Cheques or banker’s drafts must be drawn on a bank or building society in the United Kingdom or the Channel Islands which is either a settlement member of the Cheque and Credit Clearing Company Limited or the CHAPS Clearing Company Limited or which has arranged for its cheques and banker’s drafts to be cleared through the facilities provided by any of those companies or committees and must bear the appropriate sort code in the top right hand corner. Cheques must be drawn on the personal account to which you have sole or joint title to the funds. Third party cheques may not be accepted with the exception of building society cheques or banker’s drafts where the building society or bank has confirmed the name of the account holder by stamping or endorsing the cheque or draft to such effect. The account name should be the same as that shown on the application. Post-dated cheques will not be accepted. Cheques or banker’s drafts will be presented for payment upon receipt. The Company reserves the right to instruct The Registrar to Barclays to seek special clearance of cheques and banker’s drafts to allow value to be obtained for remittances at the earliest opportunity. No interest will be paid on payments made before they are due. It is a term of the Rights Issue that cheques shall be honoured on first presentation and the Company may elect to treat as invalid acceptances in respect of which cheques are not so honoured. Return of a completed PAL will constitute a warranty that the cheque will be honoured on first presentation. All documents, cheques and banker’s drafts sent through the post will be sent at the risk of the sender. Payments via CHAPS, BACS or electronic transfer will not be accepted. You should not send cash. Such remittance, when received together with this PAL, will constitute acceptance of this provisional allotment in accordance with the terms and conditions in this PAL and those set out in the Prospectus and subject to the articles of association of the Company. It is a term of the Rights Issue that, to ensure compliance with the Money Laundering Regulations, The Registrar to Barclays may, in its absolute discretion, require verification of the identity of the person by whom or on whose behalf a PAL is lodged with payment (which requirements are referred to below as the “verification of identity requirements”). If an application is made by a UK regulated broker or intermediary acting as agent and which is itself subject to the Money Laundering Regulations, any verification of identity requirements are the responsibility of such broker or intermediary and not of The Registrar to Barclays. In such case, the lodging agent’s stamp should be inserted on the PAL. The person(s) (the “acceptor”) who, by lodging a PAL with payment, as described above, accept(s) the allotment of the New Ordinary Shares (the “relevant shares”) comprised in such PAL (being the provisional allottee or, in the case of renunciation, the person named in such PAL) shall thereby be deemed to agree to provide The Registrar to Barclays and/or the Company with such information and other evidence as they or either of them may require to satisfy the verification of identity requirements and agree for The Registrar to Barclays to make a search via a credit reference agency for the purpose of confirming such identity where deemed necessary. A record of the search will be retained. If The Registrar to Barclays determines that the verification of identity requirements apply to an acceptance of an allotment and the verification of identity requirements have not been satisfied (which The Registrar to Barclays shall in its absolute discretion determine) by 11.59pm (UK time) on Wednesday, 2 October 2013, the Company may, in its absolute discretion, and without prejudice to any other rights of the Company, treat the acceptance as invalid, in which event the application monies will be returned (at the applicant’s risk) without interest to the account of the bank or building society on which the relevant cheque or banker’s draft was drawn, or may confirm the allotment of the relevant shares to the acceptor but (notwithstanding any other term of the Rights Issue) such shares will not be issued to him or registered in his name until the verification of identity requirements have been satisfied (which The Registrar to Barclays shall in its absolute discretion determine). A record of the search will be retained. If the acceptance is not treated as invalid and the verification of identity requirements are not satisfied within such period, being not less than seven days after a request for evidence of identity is posted to the acceptor, as the Company may in its absolute discretion allow, the Company will be entitled to make arrangements (in its absolute discretion as to manner, timing and terms) to sell the relevant shares (and for that purpose the Company will be expressly authorised to act as agent of the acceptor). Any proceeds of sale (net of expenses) of the relevant shares which shall be issued to and registered in the name of the purchaser(s) or an amount equivalent to the original payment, whichever is the lower, will be held by the Company on trust for the acceptor, subject to the requirements of the Money Laundering Regulations. The Registrar to Barclays is entitled in its absolute discretion to determine whether the verification of identity requirements apply to any acceptor and whether such requirements have been satisfied. None of the Company, the Banks nor The Registrar to Barclays will be liable to any person for any loss suffered or incurred as a result of the exercise of any such discretion or as a result of any sale of relevant shares. Return of a PAL with the appropriate remittance will constitute a warranty from the acceptor that the Money Laundering Regulations will not be breached by acceptance of such remittance and an undertaking by the applicant to provide promptly to The Registrar to Barclays such information as may be specified by The Registrar of Barclays as being required for the purpose of the Money Laundering Regulations. If the verification of identity requirements apply, failure to provide the necessary evidence of identity may result in your acceptance being treated as invalid or in delays in the posting of a receipted fully-paid PAL or a share certificate. 4. WITHDRAWAL RIGHTS Persons who have the right to withdraw their acceptances under Section 87Q(4) of the FSMA after a supplementary prospectus (if any) has been published and who wish to exercise such right of withdrawal must do so by lodging a written notice of withdrawal (which shall not include a notice sent by facsimile or any other form of electronic communication), which must include the full name and address of the person wishing to exercise such statutory withdrawal rights and, if such person is a CREST member, the participant ID and the member account ID of such CREST member, with The Registrar to Barclays, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA so as to be sent no later than two business days after the date on which the supplementary prospectus was published, withdrawal being effective as at posting of the written notice of withdrawal. Notice of withdrawal given by any other means or which is deposited with or received by The Registrar to Barclays after the expiry of such period will not constitute a valid withdrawal. Furthermore, the Company will not permit the exercise of withdrawal rights after payment by the relevant Shareholder of its subscription amount in full and the allotment of the New Ordinary Shares to such Shareholder becoming unconditional. In such circumstances, Shareholders are advised to consult their professional advisers. Provisional allotments of New Ordinary Shares which are the subject of a valid withdrawal notice will be deemed to be declined. Such entitlements will be subject to the provisions of the section entitled “Description of the Offering— Section A. Subscription by Holders of Ordinary Shares—Unexercised Ordinary Share Rights” of the Prospectus as if the rights had not been validly taken up. 5. PROCEDURE IN RESPECT OF ENTITLEMENTS NOT TAKEN UP The initial underwriters will endeavour to procure, by no later than 4.30pm (UK time) on Friday, 4 October 2013, subscribers for all (or as many as possible) of those New Ordinary Shares not taken up at a price per New Ordinary Share which is at least equal to the aggregate of the Issue Price and the expenses of procuring such subscribers (including any applicable brokerage and commissions and amounts in respect of value added tax). Notwithstanding the above, the initial underwriters may cease to endeavour to procure any such subscribers if, in their opinion, it is unlikely that any such subscribers can be procured at such a price and by such time. If and to the extent that subscribers for New Ordinary Shares cannot be procured on the basis outlined above, the relevant New Ordinary Shares will be acquired by the Underwriters or their sub-underwriters at the Issue Price pursuant to the terms of the Underwriting Agreement. Any premium over the aggregate of the Issue Price and the expenses of procuring subscribers (including any applicable brokerage and commissions and amounts in respect of value added tax) shall be paid in pounds sterling (subject as provided in the section entitled “Description of the Offering—Section A. Subscription by Holders of Ordinary Shares—Unexercised Ordinary Share Rights” of the Prospectus); (i) where the Nil Paid Rights were, at the time they lapsed, represented by a PAL to the person whose name and address appeared on page 1 of this PAL; (ii) where the Nil Paid Rights were, at the time they lapsed, in uncertificated form, to the person registered as the holder of those Nil Paid Rights at the time of their disablement in CREST; and (iii) where an entitlement to New Ordinary Shares was not taken up by a Shareholder with an address in any Excluded Territory, to that Shareholder. New Ordinary Shares for which subscribers are procured on this basis will be re-allotted to such subscribers and the aggregate of any premiums (being the amount paid by such subscribers after deducting the issue price of the New Ordinary Shares and the expenses of procuring such subscribers including any applicable brokerage and commission and amounts in respect of value added tax), if any, will be paid (without interest) to those persons entitled (as referred to above) pro rata to the relevant lapsed provisional allotments (save that no payment will be made of amounts of less than £3.00, which amounts will be aggregated and donated to UNICEF). Holdings of Ordinary Shares in certificated and uncertificated form will be treated as being held by different persons for the purpose of all calculating entitlements under the Rights Issue. None of the Company, the Banks nor any person procuring subscribers or seeking to procure such subscribers shall be responsible, or have any liability whatsoever, for any loss or damage (whether actual or alleged) arising from the terms or timing of any such subscriptions, or the procuring thereof, or any decision not to endeavour to procure subscribers or any failure to procure any subscribers. 6. SALE OF YOUR RIGHTS If you wish to sell all of the rights evidenced by this PAL or sell sufficient rights represented by this PAL to take up your remaining entitlement, you should take this PAL to your broker and note 7 below, the instructions on page 3 of this PAL and/or the forms and instructions on page 4 of this PAL shall be applicable. If you wish to transfer all of the rights represented by this PAL but to different persons, you will first need to apply for the PAL to be split. 7. RENUNCIATION, CONSOLIDATION, SPLITTING, REGISTRATION AND DEPOSIT OF RIGHTS INTO CREST Instructions for renunciation, consolidation, splitting, registration and deposit of rights into CREST, which are to be regarded as part of this PAL, are set out on page 3 of this PAL and should be studied carefully. 8. DEFINITIVE SHARE CERTIFICATES AND CREDITS TO CREST STOCK ACCOUNTS Definitive share certificates in respect of the New Ordinary Shares to be held in certificated form are expected to be posted by Thursday, 17 October 2013 to Registered Shareholders (or their transferees who hold Fully Paid Rights in certificated form), or, in the case of joint holdings, to the first-named Shareholder at their registered address appearing on the Barclays Register of members (unless lodging agent details have been completed in Box 5 on page 4). If this PAL is lodged, fully paid, with the lodging agent’s name and address inserted in Box 5 on page 4, the definitive share certificate will be posted to the lodging agent. Where this PAL has been renounced following full payment a definitive share certificate will be sent to the person named in Form Y on page 4 unless (a) the CREST Deposit Form (on page 4) has been completed, in which case a share certificate will not be issued but the relevant CREST account will be credited, or (b) a lodging agent’s stamp appears on page 4, in which case the certificate will be posted to that agent. If the CREST Deposit Form (on page 4) has been completed, a share certificate will not be issued but the relevant CREST account will be credited. All certificates will be posted through the post at the risk of the person entitled thereto. Where the CREST Deposit Form on page 4 of this PAL has been completed and deposited with the CREST Courier and Sorting Service, New Ordinary Shares are expected to be credited to the relevant CREST account on Friday, 4 October 2013. After posting of the share certificates or crediting of CREST accounts, this PAL will cease to be valid for any purpose whatsoever. 9. TRANSFERS PENDING POST OF SHARE CERTIFICATES In respect of all transfers of New Ordinary Shares fully paid after 11.59pm (UK time) on Wednesday, 2 October 2013 and pending posting of definitive share certificates representing New Ordinary Shares, instruments of transfer will be certificated by The Registrar to Barclays against the register. 10. STAMP DUTY AND STAMP DUTY RESERVE TAX (“SDRT”) Please refer to the section entitled “Tax Considerations—Material United Kingdom Tax Considerations— Stamp Duty and SDRT” of the Prospectus. If you are in any doubt as to your liability to stamp duty or SDRT, you should contact your professional adviser without delay.

3 11. SELLING RESTRICTIONS The making or acceptance of the proposed offer of Nil Paid Rights, Fully Paid Rights and/or New Ordinary Shares to persons who have registered addresses outside the UK, or who are resident in, or citizens of, countries outside the United States and Canada may be affected by the laws of the relevant jurisdiction. Those persons should consult their professional advisers as to whether they require any governmental or other consents or need to observe any other formalities to enable them to take up their entitlement. Subject to the provisions of the Prospectus, it is also the responsibility of any persons (including, without limitation, custodians, nominees and trustees) outside the United States and Canada wishing to take up their rights to New Ordinary Shares or otherwise participate in the Rights Issue to satisfy himself as to the full observance of the laws of any relevant territory in connection therewith, including the obtaining of any governmental or other consents which may be required, the compliance with other necessary formalities and the payment of any issue, transfer or other taxes due in such territory. The attention of Shareholders outside the United States and Canada is drawn to the section entitled “Description of the Offer—Section A. Subscription by Holders of Ordinary Shares—Selling Restrictions” of the Prospectus. This PAL is not to be used by Shareholders outside the United States and Canada or holders of ADSs, wherever located. If Shareholders outside the United States and Canada or holders of ADSs receive this PAL, they should not complete it and instead should contact the bank, broker or financial intermediary through which they hold their Ordinary Shares or ADSs to request a copy of any applicable documents. For further information and to receive a copy of the UK Prospectus and other applicable form(s), Shareholders outside the United States and Canada may contact the Barclays Shareholder Helpline at 0871 384 2711, if calling from inside the UK, or at +44 121 415 0094, if calling from outside the UK, between 8.30am and 5.30pm (UK time) Monday to Friday (except UK public holidays). Calls to 0871 numbers cost 8 pence per minute (excluding VAT) plus network extras. Calls to the Shareholder Helpline from outside the UK will be charged at the applicable international rate. For further Information and to request a copy of the Prospectus and the applicable other form(s), holders of ADSs may contact D. F. King & Co., Inc, 48 Wall Street, New York, NY 10005, +1 (800) 269 6427 (toll free in the U.S. and Canada) or +1 (212) 269-5550 (call collect from outside the U.S. and Canada). Any person accepting and/or renouncing this PAL or requesting registration of the New Ordinary Shares comprised herein represents and warrants to the Company and the Banks that, except where proof has been provided to the Company’s satisfaction that such person’s use of this PAL will not result in the contravention of any applicable legal or regulatory requirement in any jurisdiction, (a) such person is not accepting and/or renouncing the PAL, or requesting registration of the relevant New Ordinary Shares, from within any of the Excluded Territories; (b) such person is not in any territory in which it is unlawful to make or accept an offer to subscribe for New Ordinary Shares or to use the PAL in any manner in which such person has used or will use it; (c) such person is not acting on a non-discretionary basis, or on behalf of, or for the account or benefit of, for a person located within any Excluded Territory or any territory referred to in (b) above at the time the instruction to accept or renounce was given; and (d) such person is not acquiring Nil Paid Rights, Fully Paid Rights or New Ordinary Shares with a view to the offer, sale, resale, transfer, delivery or distribution, directly or indirectly, of any such Nil Paid Rights, Fully Paid Rights or New Ordinary Shares into any Excluded Territory or any territory referred to in (b) above. The Company may treat as invalid any acceptance or purported acceptance of the allotment of New Ordinary Shares comprised in, or renunciation or purported renunciation of, a PAL if it (a) appears to the Company to have been executed in or posted from any Excluded Territory or otherwise in a manner which may involve a breach of the laws of any jurisdiction or if it believes the same may violate any applicable legal or regulatory requirement; (b) provides an address in any Excluded Territory (or any jurisdiction in which it would be unlawful to deliver share certificates or sales advice); or (c) purports to exclude the warranty required by this paragraph. No person receiving a copy of this PAL and/or the Prospectus and/or receiving a credit of Nil Paid Rights to a stock account in CREST in any territory other than the UK may treat the same as constituting an invitation or offer to him, nor should he in any event use this PAL or deal with the Nil Paid Rights or Fully Paid Rights in CREST unless, in the relevant territory, such an invitation or offer could lawfully be made to him or this PAL could lawfully be dealt with without contravention of any registration or other legal requirements. In such circumstances, this PAL and the Prospectus are to be treated as sent for information only and should not be copied or redistributed. Registered office: By order of the Board Barclays PLC Lawrence Dickinson 1 Churchill Place Company Secretary London E14 5HP 17 September 2013 RENUNCIATION, CONSOLIDATION, SPLITTING AND REGISTRATION 1. RENUNCIATION This PAL may, unless prohibited by the laws of certain overseas jurisdictions, be renounced in whole but not in part in favour of one person (or several persons as joint holders) by completing and signing Form X on page 4 (if not already marked “Original Duly Renounced”) and passing the entire PAL (but, subject to certain limited exceptions, not into any Excluded Territory) to your stockbroker or bank or other appropriate financial adviser or to the transferee. The latest time and date for registration of renunciation of PALs, fully paid, is 11.59pm (UK time) on Wednesday, 2 October 2013. If this PAL is renounced before the payment due on or before 11.59pm (UK time) on Wednesday, 2 October 2013 has been made, the entire PAL must be lodged, accompanied by the remittance due together with Form Y duly completed by post or by hand (during normal business hours only) to The Registrar to Barclays, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA by no later than 11.59pm (UK time) on Wednesday, 2 October 2013. Alternatively if the rights are to be deposited into CREST, please complete the CREST Deposit Form on page 4 in addition to Form X and, on receipt of your Nil Paid Rights, arrange to make payment through CREST so that it settles by no later than 2.00pm (UK time) on Wednesday, 2 October 2013. Registration of renunciation cannot be effected unless and until payment of the amount has been made in full as set out in note 3 on page 2. If you wish to take up some of your entitlement, and sell or transfer the remainder, or you wish to transfer all of the Nil Paid Rights or (if appropriate) Fully Paid Rights but not all to the same person, you should apply for split PALs in accordance with the instruction in note 2 on this page 3. This PAL will cease to be renounceable at 11.59pm (UK time) on Wednesday, 2 October 2013. The Company reserves the right to refuse to register any renunciation by or in favour of any person in respect of whom it believes such renunciation may violate applicable legal or regulatory requirements, including (without limitation) any renunciation in the name of a person with an address outside the United States and Canada. If all the New Ordinary Shares are to be registered in the name of the person(s) listed in the address field on page 1 of this PAL, Form X should not be completed. In the case of PALs that have been split, Form X will be endorsed “Original Duly Renounced”. Notes for completion of Form X All joint allottees must sign. Any forms completed under a power of attorney must be accompanied by a certified copy of the power of attorney. A company should execute under its common seal (where available) which should be affixed in accordance with its articles of association or other regulations. Alternatively, a company to which section 44 of the Companies Act 2006 applies may execute this PAL by a director and the company secretary, by two directors of the company or by a director of a company in the presence of a witness who attests the signature, signing the PAL and bearing the name of the company above their or his signatures. Each of the officers signing the PAL should state the office which he or she holds under their signatures and any witness should state his names and address. Before signing, please read note 11 above relating to Selling Restrictions. 2. SPLITTING AND ACCEPTANCE IN PART If you wish to take up only some of your entitlements to New Ordinary Shares set out in Box 2 on page 1 registered in your name, and wish to transfer the remainder, or you wish to transfer all of the Nil Paid Rights or (if appropriate) Fully Paid Rights, but not all to the same person, this PAL must be split. To split this PAL, it must be lodged by post or by hand (during normal business hours only) to The Registrar to Barclays, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA by no later than 3.00pm (UK time) on Monday, 30 September 2013, with Form X on page 4 of this PAL duly completed and signed. You will need to request a split PAL in respect of each proposed transfer. The number of split PALs required and the number of Nil Paid Rights or (as appropriate) Fully Paid Rights to be comprised in each split PAL should be stated in an accompanying letter. The aggregate number of Nil Paid Rights or (as appropriate) Fully Paid Rights comprised in the split PALs must equal the number of New Ordinary Shares set out in Box 2 of page 1 of this PAL (less the number of New Ordinary Shares representing rights you wish to take-up if you are accepting your entitlement in part). Form X on the split PALs will be marked “Original Duly Renounced” before issue. On receipt of the split PALs you should keep the one representing any Nil Paid Rights which you wish to retain (if any) and send the other(s) to the person(s) to whom you are disposing of the remainder of the New Ordinary Shares provisionally allotted to you. If you wish to take up some of your Nil Paid Rights without transferring the remainder, this PAL should not be split. You should complete Box B on page 1 of this PAL and sign Form X on page 4 and return it by post or by hand (during normal business hours only) to The Registrar to Barclays, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA with a cheque for the appropriate amount to be paid for this number of New Ordinary Shares. In this case, the PAL and payment must be received by The Registrar to Barclays by 11.59pm (UK time) on Wednesday, 2 October 2013. Please also see “Notes for completion of Form X” above. 3. REGISTRATION UNDER RENOUNCED OR SPLIT PALS If this PAL has been renounced or is a split PAL and your name(s) does not/do not appear as the original allottee(s) on page 1, to apply for registration for Fully Paid Rights in your name, Form Y on page 4 (as appropriate) must be completed and this PAL must be lodged by no later than 11.59pm (UK time) on Wednesday, 2 October 2013, by post or by hand (during normal business hours only) to The Registrar to Barclays, Corporate Actions, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA and, provided payment has been made by 11.59pm (UK time) on Wednesday, 2 October 2013, registration will be effected by The Registrar to Barclays. After 11.59pm (UK time) on Wednesday, 2 October 2013, renunciations will not be accepted for registration. 4. CONSOLIDATION The Nil Paid Rights comprised in two or more PALs (duly renounced where applicable) may be registered in the name of one holder (or joint holders). To consolidate rights attached to two or more PALs, complete on one PAL Form Y on page 4 (the “Principal Letter”) and attach a letter detailing each PAL Allotment Number (as shown on page 1 of each PAL), the number of New Ordinary Shares represented by each PAL, the total number of PALs to be consolidated and the total number of New Ordinary Shares represented by all PALs to be consolidated. All the PALs to be consolidated must be lodged in one batch together. Each PAL so lodged (including the Principal Letter) must bear the Allotment Number of the Principal Letter in the box provided in Form Y on page 4. 5. DEPOSIT OF NIL PAID RIGHTS OR FULLY PAID RIGHTS INTO CREST (i) The Nil Paid Rights or Fully Paid Rights (as appropriate) represented by this PAL may be converted into uncertificated form, that is, deposited into CREST (whether such conversion arises as a result of a renunciation of those rights or otherwise). Subject as provided in paragraph (ii) below, normal CREST procedures and timings apply in relation to any such conversion. You are recommended to refer to the CREST manual for details of such procedures. If you are a CREST sponsored member, you should contact your CREST sponsor. (ii) The procedure for depositing the Nil Paid Rights or Fully Paid Rights (as appropriate) represented by this PAL into CREST, whether such rights are to be converted into uncertificated form in the name(s) of the person(s) whose name(s) and address(es) appear(s) on page 1 of this PAL or in the name(s) of the person(s) to whom this PAL has been renounced, is as follows: Form X and the CREST Deposit Form (both on page 4 of this PAL) will need to be completed and the PAL deposited by you or your CREST sponsor (as appropriate) with the CREST Courier and Sorting Service (“CCSS”). In addition, the normal CREST Stock Deposit procedures will need to be carried out, except that (a) it will not be necessary to complete and lodge a separate CREST Transfer Form (prescribed under the Stock Transfer Act 1963) with the CCSS and (b) only the whole of the Nil Paid Rights or Fully Paid Rights represented by this PAL may be deposited into CREST. If you wish to deposit only some of the Nil Paid Rights or Fully Paid Rights (as appropriate) represented by this PAL into CREST, you must first apply for split PALs in accordance with the instructions in note 2 on this page bearing in mind the latest time and date for depositing the Nil Paid Rights or Fully Paid Rights represented by this PAL into CREST is 3.00pm (UK time) on Friday, 27 September 2013. If the rights represented by more than one PAL are to be deposited, the CREST Deposit Form on each PAL must be completed and deposited. The consolidation procedure described in note 4 on this page must not be used. If you are a CREST sponsored member, you should contact your CREST sponsor. (iii) A holder of Nil Paid Rights or Fully Paid Rights (as appropriate) represented by this PAL who is proposing to convert those rights into uncertificated form (whether following a renunciation of such rights or otherwise) is recommended to ensure that the conversion procedures are implemented in sufficient time to enable the person who is to hold or acquire rights in CREST following the conversion to take all necessary steps in connection with taking up the entitlement prior to 2.00pm (UK time) on Wednesday, 2 October 2013. In particular, having regard to normal processing times in CREST and on the part of The Registrar to Barclays, the latest recommended time for depositing a renounced PAL (with Form X and CREST Deposit Form on page 4 of the PAL duly completed) with the CCSS (in order to enable the person acquiring the Nil Paid Rights or the Fully Paid Rights in CREST, as a result of the conversion, to take all necessary steps in connection with taking up the entitlement prior to 2.00pm (UK time) on Wednesday, 2 October 2013) is 3.00pm (UK time) on Friday, 27 September 2013. If you are a CREST sponsored member, you should contact your CREST sponsor. Note: Surrender of this PAL with (a) Form X purporting to have been signed by the same person(s) in whose name(s) it was issued or, in the case of a split PAL, marked “Original Duly Renounced”, and (b) where applicable, Form Y or the CREST Deposit Form duly completed, shall be conclusive evidence in favour of the Company and The Registrar to Barclays of: (i) the right of the person(s) named in the Form Y or the CREST Deposit Form of this PAL to be registered as the holder(s) of the New Ordinary Shares comprised in this PAL; (ii) the title of the person(s) lodging this PAL to deal with the same and to receive split PALs and/or a share certificate or a deposit to their CREST member’s account (as appropriate); and (iii) the authority of the person(s) completing Form Y or the CREST Deposit Form. All documents will be posted by post at the risk of the person(s) entitled to them. For the avoidance of doubt, each PAL deposited with the CCSS is not considered to be a bearer document unless delivered and liability is limited to standard stock deposit replacement costs in accordance with Euroclear’s standard terms and conditions. Kindly note: This PAL is issued only to the addressee(s) and is specific to the unique designated account printed hereon. This PAL is not transferable between different (i) account holders, (ii) classes of security, or (iii) uniquely designed accounts. The Company and The Registrar to Barclays accept no liability for any instruction that does not comply with these conditions. IF YOU TAKE NO ACTION, YOUR RIGHTS WILL LAPSE AND SUCH RIGHTS MAY BE OFFERED FOR SUBSCRIPTION TO OTHER PERSONS IN ACCORDANCE WITH THE ARRANGEMENTS SET OUT IN NOTE 5 ON PAGE 2. THIS DOCUMENT IS NOT FOR DISTRIBUTION OUTSIDE THE UNITED STATES AND CANADA. THIS DOCUMENT IS INTENDED ONLY FOR USE IN CONNECTION WITH THE RIGHTS ISSUE IN THE UNITED STATES AND CANADA AND IS NOT TO BE GIVEN OR SENT, IN WHOLE OR IN PART, TO ANY PERSON OUTSIDE SUCH JURSIDICTIONS. IN THE UNITED KINGDOM AND CERTAIN OTHER JURISDICTIONS, THE RIGHTS ISSUE IS BEING MADE PURSUANT TO THE UK PROSPECTUS. SUBJECT TO CERTAIN EXCEPTIONS, NEITHER THE NIL PAID RIGHTS, THE FULLY PAID RIGHTS, THE NEW ORDINARY SHARES NOR THE PALS MAY BE OFFERED, SOLD, TAKEN UP, EXERCISED, RESOLD, RENOUNCED, TRANSFERRED OR DELIVERED, DIRECTLY OR INDIRECTLY, IN OR WITHIN ANY EXCLUDED TERRITORY. PERSONS INTO WHOSE POSSESSION THIS DOCUMENT AND/OR ANY ACCOMPANYING DOCUMENTS COMES SHOULD INFORM THEMSELVES ABOUT AND OBSERVE ANY SUCH RESTRICTIONS. THE ATTENTION OF SHAREHOLDERS WHO HAVE REGISTERED ADDRESSES IN, OR who ARE RESIDENTS in, or CITIZENS OF, COUNTRIES OTHER THAN THE UNITED STATES AND CANADA IS DRAWN TO THE SECTION ENTITLED “DESCRIPTION OF THE OFFER—SECTION A. SUBSCRIPTION BY HOLDERS OF ORDINARY SHARES—SELLING RESTRICTIONS” OF THE PROSPECTUS. If you are in any doubt as to the action you should take, you are recommended to seek your own personal financial advice from your stockbroker, bank manager, legal adviser, accountant, fund manager or other appropriate independent financial adviser. If you sell or have sold or otherwise transferred all of your Existing Ordinary Shares (other than ex-rights) held in certificated form before 8.00am (UK time) on Wednesday, 18 September 2013 (the “Ex-Rights Date”) please send this PAL, duly renounced, at once to the purchaser or transferee or to the bank, stockbroker or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee except that such documents should not be sent to any jurisdiction where to do so might constitute a violation of local securities laws or regulations, including but not limited to, subject to certain exceptions, the Excluded Territories. If you sell or have sold or otherwise transferred all or some of your Existing Ordinary Shares (other than ex-rights) held in uncertificated form before the Ex-Rights Date, a claim transaction will automatically be generated by Euroclear UK which, on settlement, will transfer the appropriate number of Nil Paid Rights to the purchaser or transferee. If you sell or have sold or otherwise transferred only part of your holding of Existing Ordinary Shares (other than ex-rights) held in certificated form before the Ex-Rights Date, you should refer to the instruction regarding split applications in note 2 on this page 3.

FORM X: FORM OF RENUNCIATION, ACCEPTANCE IN PART AND SPLITTING (PLEASE COMPLETE THIS FORM IN BLACK INK ONLY)

PLEASE REFER TO THE NOTES ON PAGE 3 BEFORE COMPLETING THIS FORM. To be completed if the original allottee(s) desire(s) to do one of the following:

(i) renounce all of the Nil Paid Rights or Fully Paid Rights comprised herein
(ii) obtain split PALs
(iii) take up some of the Nil Paid Rights (whether or not they wish to sell or transfer the remainder)
(iv) convert the Nil Paid Rights or Fully Paid Rights represented by this PAL into uncertificated form in CREST

To the Directors of Barclays PLC: I/We hereby renounce my/our rights to the New Ordinary Shares comprised in this PAL in favour of the person(s) named in either the Registration Application Form (Form Y) or to the extent applicable for the purpose of my/our partial acceptance and/or splitting the Nil Paid Rights or Fully Paid Rights in accordance with my/our instructions, or instruct that the Nil Paid Rights or Fully Paid Rights represented by this PAL are converted into uncertificated form in accordance with my/our instructions in the CREST Deposit Form below.

Signature(s) of registered shareholder(s) named on page 1

Date D D / M M / Y Y Y Y

1		2	
3		4	

If you wish to split this PAL, do not complete Form Y but place a cross in this box and attach/enclose a separate schedule stating the denominations of the split PALs required. Forms of Renunciation on split PALs will be marked "Original Duly Renounced". ☐

INSTRUCTIONS: IN THE EVENT OF RENUNCIATION, EITHER FORM Y OR THE CREST DEPOSIT FORM MUST BE COMPLETED BY OR ON BEHALF OF THE PERSON(S) IN WHOSE NAME(S) THE NEW ORDINARY SHARES ARE TO BE REGISTERED.

PLEASE ADD SEAL HERE (IF APPLICABLE)

Return of PAL: If you wish to take up all of your rights and then require the fully paid PAL to be returned to you, place a cross in BOX 4 in black ink. You will need to have the fully paid PAL returned to you only if you want to deal in your Fully Paid Rights. However, if you do not wish to deal in your Fully Paid Rights and want to hold your New Ordinary Shares in certificated form please do not place a cross in BOX 4 and the next document you will receive will be a share certificate for your New Ordinary Shares.

BOX 4 ☐

If signing under a power of attorney or other authority please print your full name here

FORM Y: REGISTRATION APPLICATION FORM – FOR CONSOLIDATION PLEASE REFER TO NOTE 4 ON PAGE 3

BEFORE COMPLETING THIS FORM, PLEASE REFER TO THE NOTES ON PAGE 3. In the event of renunciation, Form Y must be completed by or on behalf of the person(s) in whose name(s) the New Ordinary Shares are to be registered unless such person(s) is/are (a) CREST member(s) and wish(es) to hold the New Ordinary Shares in CREST, in which case the CREST Deposit Form below and not this form must be completed. FORM Y SHOULD NOT BE COMPLETED IN THE NAME(S) OF THE ORIGINAL ALLOTTEE(S) NAMED ON PAGE 1.

To the Directors of Barclays PLC: Registration is requested in the name(s) set out below, subject to the articles of association of the Company and on the terms and conditions contained in the Prospectus and in the PAL, of the New Ordinary Shares specified in Box 2 on page 1 or comprised in this PAL and in the PALs enclosed with this PAL (if any) as detailed in the letter enclosed with this PAL.

Principal Letter Allotment Number (see Note 4 on page 3)

1		2	
3		4	

Full postal address of first-named applicant or full registration details of corporate body.

Post Code

If the PAL and/or certificate are to be sent to an alternative address to that shown on page 1 or, if completed, Form Y above, place a cross in BOX 5 in black ink and add the details opposite.

BOX 5 ☐

House Number

Post Code

Address Details

CREST DEPOSIT FORM

BEFORE COMPLETING THIS FORM, PLEASE REFER TO PARAGRAPH 5 ON PAGE 3 OF THIS PAL AND TO THE NOTES BELOW. This form should only be completed by either (1) the original allottee(s) (where the original allottee is a CREST member) if he/she wishes to convert the Nil Paid Rights or Fully Paid Rights (as appropriate) represented by this PAL into uncertificated form (that is deposit them into CREST), or (2) a person(s) to whom this PAL has been renounced and who (being a CREST member) wish(es) to hold the Nil Paid Rights or Fully Paid Rights (as appropriate) represented by this PAL in uncertificated form. Form X above must therefore also have been completed. Do not complete Form Y if you are completing the CREST Deposit Form.

To the Directors of Barclays PLC:

I/We (being the person(s) lodging this form) request you enter on the relevant register of securities that the Nil Paid Rights or Fully Paid Rights (as appropriate) represented by this PAL are held in uncertificated form by the CREST member specified above to whom such rights have been renounced or as result of conversion of Nil Paid Rights or Fully Paid Rights (as appropriate) from certificated form into uncertificated form.

Full name(s) of the person(s) who wish(es) to convert Nil Paid Rights or Full Paid Rights (as appropriate) into uncertificated form or to whom the Nil Paid Rights or Fully Paid Rights have been renounced. Such person(s) must be a CREST member(s). Note (c)

Counter Location Stamp. Note (a)	SDRN Bar Code or Reference Note (b)	Stamp of depositing CREST participant. Note (e)

CREST participant ID. Note (d)

Member Account ID. Note (d)

Notes for completion of this CREST deposit form

(a) The Counter Location Stamp identifies the CCSS Counter where this PAL has been processed and is applied by the Counter.
(b) The Stock Deposit reference Number (SDRN) should be written or barcoded in this space.
(c) No address is required as the CREST member will be identifiable by its participant ID.
(d) Insert the participant ID of the CREST member to whom this PAL has been renounced and the member account ID under which the Nil Paid Rights or Fully Paid Rights will be held in CREST.
(e) This should contain the Broker ID of the depositing CREST participant.

By delivering this PAL to Euroclear UK, the depositing CREST participant authorises Euroclear UK to deliver this PAL to the Company and agrees to be deemed for all purposes to be the person(s) actually so delivering this PAL. Euroclear UK is delivering this PAL at the direction and on behalf of the depositing CREST participant whose stamp appears herein and/or original allottee(s), and Euroclear UK does not in any manner or to any extent warrant or represent the validity, genuineness or correctness of the instructions contained herein or the genuineness of the signature(s) of the transferor(s) or original allottee(s).

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